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                                                                   EXHIBIT 10.10

                                  OFFICE LEASE


Lease Preparation Date:              June 10, 1999

Lessor:        FRANKLIN SELECT REALTY TRUST
               a California Corporation

Lessee:        SOFTWARE TECHNOLOGIES CORPORATION
               a California Corporation

Trade Name:    SAME

1       LEASE TERMS.

        1.01 Premises. The Premises referred to in this Lease contain approximately Ten Thousand Nine Hundred Seventy-Two (10,972) rentable square feet and are located as shown on Exhibit "A" attached. The parties hereby agree that the rentable area of the Premises and Base Monthly Rent schedule shall be adjusted following the execution of this Lease to reflect measurements made of the actual rentable area of the Premises determined in accordance with the most recent BOMA Standards. The address of the Premises is: 100 Marine Parkway, Suite 500, Redwood City, CA 94065.

        1.02 Project. The Project consists of approximately Eighty-One Thousand Six Hundred Fifty-Seven (81,657) rentable square feet.

        1.03 Lessee's Notice Address. Lessee's Notice Address is the address of the Premises as defined in Section 1.01 unless otherwise specified here: _______
________________________________________________________________________________

________________________________________________________________________________

        1.04 Lessor's Notice Address. Lessor's Notice address is: c/o Continental Property Management Co., 3 Twin Dolphin Drive, Suite 195, Redwood City, CA 94065.

        1.05 Lessee's Permitted Use. GENERAL OFFICE USE ONLY

        1.06 Lease Term. The Lease Term shall commence upon substantial completion of tenant improvements, and shall terminate sixty (60) months thereafter.

        1.07 Base Monthly Rent. See Special Provisions Page 1 (Exhibit D) ($__________) in lawful money of the United States of America.

        1.08 Security Deposit. See Special Provisions Page 1 (Exhibit D) ($__________) in lawful money of the United States of America.


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        1.09 Lease Documentation Fee. N/A Dollars ($ N/A ), in lawful money of the United States of America.

        1.10 Proportionate Share. Lessee's Proportionate Share is .1344.

        1.11

        1.12 Expense Base Year. The calendar year is 1999.

        1.13 Expense Base Rate. The Expense Base Rate is $ N/A .

        1.14 Tax Base Year. The calendar year is 1999.

2. DEMISE AND POSSESSION.

        2.01 Lessor leases to Lessee and Lessee leases from Lessor the Premises described in Section 1.01. By entering the Premises, Lessee acknowledges that it has examined the Premises and accepts the Premises in their present condition subject only to such additional work Lessor has agreed to do as set forth on Exhibit "B" attached hereto.

Notwithstanding the foregoing, Lessor warrants and represents that, as of the commencement date of this Lease, (i) the Premises, the Building, and the Project will comply with all applicable laws, rules, regulations, codes, ordinances, covenants, conditions and restrictions ("Laws"), (ii) the Premises will be in good and clean operating condition and repair, (iii) the electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the Premises and the Building will be in good operating condition and repair, and (iv) the roof of the Building will be in good condition and water tight. Lessor shall, promptly after receipt of notice from Lessee, remedy any non-compliance with such warranty at Lessor's sole cost and expense.

        2.02 If for any reason Lessor cannot deliver possession of the Premises due to the Premises not being Substantially Complete (as hereinafter defined) on the date the Lease is to commence, as set forth in Section 1.06, Lessor shall not be subject to any liability nor shall the validity of this Lease be affected by the delay in delivery of possession. In the event the Premises are not Substantially Complete on the date set forth in Section 1.06 and the delay is not the fault of the Lessee, the Lease shall commence when the Premises is deemed Substantially Complete and the new commencement and termination date shall be set and agreed to by the Lessor and Lessee in writing and attached hereto as Exhibit "B"; provided however, either Lessor or Lessee, unless such party is the cause of the delay, has the right to cancel this Lease by written notification if possession of the Premises is not delivered within one hundred and twenty (120) days of the date the Lease Term is to commence as set forth in
Section 1.06. The Premises shall be deemed "Substantially Complete" when (i) the Lessor has delivered the Premises to the Lessee, (ii) installation of the Tenant Improvements has


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occurred subject to the completion of punchlist items or minor corrective work,
(iii) Lessee has direct access from the street to the elevator lobby on the floor where the Premises are located, (iv) basic services are available to the Premises, and (v) to the extent required for the lawful occupancy of the Premises, a temporary occupancy permit has been issued by the appropriate governmental authorities. If Premises are not Substantially Complete for any reason, other than delays caused by Lessee, or governmental authorities, or acts of God, or other circumstances not in control of Lessor, on or before ninety
(90) days after Lease execution, then, in addition to Lessee's other rights and remedies, Lessee may terminate this Lease by written notice to Lessor, whereupon any monies previously paid by Lessee to Lessor shall be reimbursed to Lessee and Lessor shall return the Security Deposit to Lessee.

        2.03 Lessee shall have the nonexclusive right, in common with others, to use the Public Areas of the Project as specified herein. Lessee shall abide by and conform to any and all Project Rules (as hereinafter defined) Lessor adopts from time to time relating to the Public Areas of the Project. As used herein, the "Public Areas" of the Project include all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Lessor from time to time for the general nonexclusive use of Lessor, Lessee and of other lessees of the Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairways, stairwells, public restrooms, elevators, parking areas to the extent the use thereof is not otherwise prohibited by this Lease, roadways, sidewalks, and decorative walls.

3. BASE MONTHLY RENT.

        3.01 On the first day of each calendar month of the Lease Term, Lessee shall pay in advance, without any deduction, counterclaim or offset, prior notice or demand, Base Monthly Rent at the place designated by Lessor. However, the first month's rent is due and payable upon execution of this Lease. In the event that the Lease Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Monthly Rent for the first and/or last fractional months of the Lease Term shall be prorated on the basis of the number of days elapsed in the subject month.

        3.02 Intentionally Deleted.

        3.03 Any installment of Rent (as hereinafter defined) or any other charge payable by Lessee hereunder which is not paid within ten (10) days after it becomes due shall be considered past due and Lessee shall pay to Lessor as Additional Rent a late charge equal to ten percent (10%) of such installment or the sum of twenty-five Dollars ($25.00), whichever is greater, for each month or fractional month transpiring from the date due until paid. A twenty-five Dollar ($25.00) handling charge shall be paid by Lessee to Lessor for each returned check and, if two checks are returned in any twelve month period, Lessee may, at Lessor's sole discretion, be required to pay all future payments of Rent and other charges due by Lessee hereunder by money order or cashier's check.


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        3.04 The amount of the Base Monthly Rent includes projected construction of the Tenant Improvements as indicated on Exhibit "B" attached hereto. In the event that Lessee requests Lessor to construct additional improvements and/or final construction costs exceed original estimates, such costs or expenses, upon itemized notice by Lessor, shall be paid by Lessee to Lessor, or Lessor may, at its option, increase the Base Monthly Rent according to the terms and conditions outlined on Exhibit "B", or elsewhere in this Lease.

4. ADDITIONAL RENT.

        4.01 Additional Rent. All charges payable by Lessee other than Base Monthly Rent is called "Additional Rent". Unless this Lease provides otherwise, Additional Rent is to be paid with the next monthly installment of Base Monthly Rent and is subject to the provisions of Section 3.03. The term "Rent" whenever used in this Lease means Base Monthly Rent and Additional Rent.

        4.02 Operating Expenses.

            A. Definitions:

            "Expense Comparison Year" is each calendar year after the Expense Base Year.

            "Operating Expenses" are all costs and expenses (excluding Real Property Taxes) incurred by Lessor in connection with the ownership, operation, maintenance, management, repair, security and insurance of the Project, including, but not limited to, the following costs: all supplies, materials, labor and equipment, used in or related to the operation and maintenance of the Project; all utilities, including but not limited to, water, electricity, gas, heating, lighting, sewer waste disposal, security, air-conditioning and ventilating costs and all charges relating to the use, ownership or operation of the Project; all maintenance expenses and management costs, including reasonable management fees charged by a third party, an administrative fee equal to ten percent (10%) of Operating Expenses, and costs payable under janitorial and service agreements related to the Project; all legal expenses and accounting costs; all insurance premiums and costs, including, but not limited to, the premiums and costs of fire, casualty and liability coverage, rent abatement and earthquake insurance and any other type of insurance related to the Project; all maintenance costs relating to the public and service areas within and around the Project, including, but not limited to, sidewalks, landscaping, service areas, driveways, parking areas, walkways, building exteriors (including painting), signs and directories, including, for example, cost of resurfacing and restriping parking areas; amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which shall improve the operating efficiency of the Project; all Lessor's costs in managing, maintaining, repairing, operating and insuring the Project, including for example, clerical, supervisory and janitorial staff; however, such costs shall not


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include depreciation on the Project, loan payments, executive salaries, or real estate brokerage commissions.

Notwithstanding anything to the contrary in this Lease, "Operating Expenses" shall not include and Lessee shall in no event have any obligation to perform or to pay directly, or to reimburse Lessor for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"): (a) Costs occasioned by casualties or by the exercise of the power of eminent domain; (b) Costs to correct any construction defect in the Premises or the Building or to comply with any covenant, condition, restriction, underwriter's requirement or law applicable to the Premises, the Building or the Project on the commencement of this Lease; (c) Costs of any renovation, improvement, painting or redecorating of any portion of the Building or the Project, which is a part of other Premises in the Project, and not made available for Lessee's use; (d) Insurance deductibles in excess of $10,000, and co-insurance payments; (e) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Lessee; (f) Costs in the nature of amortization or other expense reserves; and
(g) Costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question.

            B. If the Operating Expenses incurred or paid by Lessor for any Expense Comparison Year during the Lease Term are greater than the Operating Expenses incurred or paid by Lessor for the Expense Base Year or Expense Base Rate, as applicable, then Lessee shall pay as Additional Rent an amount equal to the increase multiplied by Lessee's Proportionate Share as defined in Section
1.10. In the event of any partial Expense Comparison Year, Lessee shall pay the increase, if any, based on the number of days of such Expense Comparison Year included within the Lease Term.

            C. As close as reasonably possible to the end of each calendar year, Lessor shall provide Lessee with a statement of Lessor's best estimate of Lessee's share of the increase in Operating Expenses for the coming year over the cost for the Expense Base Year or Expense Base Rate, as applicable. This amount shall be divided by twelve (12) and beginning with the next regular Base Monthly Rent payment, Lessee shall pay one-twelfth (1/12th) of the increase multiplied by the number of elapsed months from the commencement of the Expense Comparison Year and thereafter shall continue to pay one twelfth (1/12th) of the increase each month until Lessee receives the next Expense Comparison Year's statement. As close as reasonably possible to the end of each calendar year, Lessor shall provide Lessee a statement showing the total actual Operating Expenses for the calendar year just ended, and Lessee's share of any increase over the Expense Base Year or Expense Base Rate, as applicable. If Lessee's estimates paid to date for the preceding calendar year are less than Lessee's share of the increase, Lessee shall pay the difference concurrently with the next payment of Base Monthly Rent. In the event that Lessee has paid more than its share of estimates for the preceding calendar year, Lessor shall credit the amount towards Lessee's future Operating Expense obligations.



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            D. Operating Expenses mean the total Operating Expenses for any calendar year in which the Project is ninety-five percent (95%) occupied. Operating Expenses for any year (including Lessee's Expense Base Year) during which the average occupancy of the Project is less than ninety-five percent (95%) shall be calculated based upon the Operating Expenses that would have been incurred if the Project were ninety-five percent (95%) occupied during the entire calendar year.

            E. Lessee shall not be entitled to any reduction, refund, offset, allowance or rebate in Base Monthly Rent or any other sums due if the Operating Expenses for any Expense Comparison Year are less than those of the Expense Base Year or the Expense Base Rate, as applicable, nor shall the failure by Lessor to provide Lessee with a statement of Operating Expenses for any year of the Lease Term constitute a waiver by Lessor of its right to collect Lessee's share of any increase in Operating Expenses. In addition, if, for any reason Lessor should not elect to bill Lessee for Operating Expense increases or estimates for a particular Expense Comparison Year, Lessor's right to charge Lessee for such expenses in subsequent years is not waived.

        4.03 Taxes.

            A. As Additional Rent, Lessee shall reimburse Lessor upon demand for all taxes, payable by Lessor (other than net income taxes) as defined and stated in the following paragraphs.

            B. Definitions:

            "Tax Base Year" is the tax fiscal year as indicated in Section 1.13. However, if the Project in which the Premises are located is not yet fully assessed or completed as improved real property by the tax fiscal year shown in
Section 1.13, the Tax Base Year is the year in which the first tax bill reflects the full assessed value of the Project.

            "Tax Comparison Year" is each tax fiscal year commencing on the anniversary of the Tax Base Year and ending twelve (12) months thereafter.

            "Real Property Taxes" are: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Project; (ii) any tax or fee on Lessor's right to receive, or the receipt of, rent or income from the Project or against Lessor's business of leasing the Project or any gross tax receipts;
(iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Project by any governmental agency; (iv) any tax imposed upon this transaction, or based upon a re-assessment of the Project due to a change in ownership or transfer of all or part of Lessor's interest in the Project; and (V) any charge or fee replacing, substituting for, or in addition to any tax previously included within the definition of Real Property Taxes. Real Property Taxes do not, however, include Lessor's federal or state income, franchise, inheritance or estate taxes, or any tax or assessment expense or any increase therein (i) levied on Lessor's rental income, unless such


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tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; (iii) imposed on land and improvements other than the Project; (iv) attributable to Lessor's gift, transfer, or state taxes; or (v) resulting from the improvement of any of the Building or the Project for the sole use of other occupants.

            C. If the Real Property Taxes incurred or paid by Lessor for any Tax Comparison Year ending or commencing during the Lease Term, are greater than the Real Property Taxes incurred or paid by Lessor for the Tax Base Year, then Lessee shall pay Lessor an amount equal to the increase multiplied by Lessee's Proportionate Share as indicated in Section 1.10. In the event of any partial Tax Comparison Year, Lessee shall pay the increase, if any, based on the number of days of such Tax Comparison Year included within the Lease Term.

            D. Following the end of each Tax Comparison Year, Lessor shall provide Lessee a statement of the amount of the increase, if any, in Real Property Taxes, but failure to do so by Lessor does not constitute a waiver of its right to collect Lessee's share of the increase in Real Property Taxes. Upon receipt of the statement, Lessee shall pay in full the amount of its share of any increase shown on such statement. In the event that any Tax Comparison Year amount is less than the Tax Base Year amount, Lessee shall not be entitled to any reduction in rent or to any refund, offset, allowance or rebate of any nature. At Lessor's sole discretion, Lessor may charge Lessee estimated Real Property Taxes and such estimates shall be calculated and paid in a similar manner as described in Section 4.02C for Operating Expense estimates. If the Lease Term expires before Lessor is able to determine the increase, if any, for the Lessee's final Tax Comparison Year, Lessor shall estimate the increase and Lessee shall pay the estimated amount upon demand by Lessor.

            E. Lessee shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Lessee. Lessee shall have personal property taxes billed separately from the Project. If any of Lessee's personal property is taxed with the Project, Lessee shall pay Lessor the taxes for the personal property upon demand by Lessor.

        4.04 Based on Lessee's Proportionate Share as defined in Section 1.10, Lessee shall pay as Additional Rent to Lessor Lessee's share of any parking charges, utility surcharges, occupancy taxes, or any other costs resulting from any statutes or regulations, or interpretations thereof, enacted by any governmental authority in connection with the use or occupancy of the Project or the parking facilities serving the Project, or any part thereof.

5. SECURITY DEPOSIT.

        If Lessee defaults with respect to any provision of this Lease, Lessor may retain, use or apply all or any part of the Security Deposit specified in
Section 1.08 to compensate Lessor for any loss or damage suffered by Lessee's default including but not limited to, the payment of Base Monthly Rent, Additional Rent or other sums due hereunder, and for payment of


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amounts Lessor is obligated to expend by reason of Lessee's default. If any portion is so retained, used or applied, Lessee, upon demand, shall deposit with Lessor, an amount sufficient to restore the Security Deposit to its original amount, as adjusted per Section 3.02, except as otherwise provided by applicable law. Lessor shall not be required to keep the Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on the Security Deposit. Within sixty (60) days after the expiration or earlier termination of the Lease Term and after Lessee has vacated the Premises, Lessor shall return to Lessee the entire Security Deposit except for amounts that Lessor has deducted therefrom that are needed by Lessor to cure defaults of Lessee under the Lease or compensate Lessor for damages for which Lessee is liable pursuant to this Lease. In no event shall Lessee have the right to apply any part of the Security Deposit to any Rent payable under this Lease. No trust relationship is created herein between Lessor and Lessee with respect to the Security Deposit.

6. LEASE DOCUMENTATION FEE.


7.      USE OF PREMISES; QUIET CONDUCT.

        7.01 The Premises may be used and occupied only for Lessee's Permitted Use as shown in Section 1.05 and for no other purpose, without obtaining Lessor's prior written consent, which consent Lessor may withhold in its sole and absolute discretion. Lessee shall comply with all covenants, conditions and restrictions affecting the Premises. Lessee shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises. Lessee shall not perform any act or carry on any practices that may injure the Project or the Premises or be a nuisance or menace, or disturb the quiet enjoyment of other lessees in the Project, including, but not limited to, equipment which causes vibration, use or storage of chemicals, or heat or noise which is not properly insulated. Lessee shall not cause, maintain or permit any outside storage on or about the Premises. In addition, Lessee shall not allow any condition or thing to remain on or about the Premises which diminishes the appearance or aesthetic qualities of the Premises and/or the Project or the surrounding property. Additionally, Lessee shall not cause any nuisance or waste on the Premises and/or the Project.

Notwithstanding anything to the contrary in this Lease, Lessee shall not be required to comply with or cause the Premises to comply with any laws, ordinances, order and regulations unless such compliance is necessitated due to Lessee's particular use of the Premises.

        7.02 California Health and Safety Code Section 25359.7(b) requires any lessee of real property who knows, or has reasonable cause to believe, that any release of a hazardous


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substance has come to be located on or beneath such real property to give written notice of such condition to the owner. Lessee shall comply with the requirements of Section 25359.7(b) and any successor statute thereto and with all other statutes, laws, ordinances, rules, regulations and orders of governmental authorities with respect to hazardous substances. Lessor shall have the right to pursue all legal and equitable remedies available to it in the event of failure of Lessee to comply with the requirements of this Section 7.02.

8. TENANT IMPROVEMENTS.

        Tenant Improvements to be performed in the Premises by Lessor prior to the commencement of the Lease Term shall be performed in accordance with the terms and provisions entitled "Lessor's Work" as noted on Exhibit B. Thereafter during the Lease Term, Lessor shall be under no obligation to alter, change, decorate or improve the Premises.

9. PARKING.

        Lessee and Lessee's customers, suppliers, employees, and invitees have the nonexclusive right to their prorata share of parking, based on 2.9 stalls per 1,000 rentable square feet of office space (which equates to approximately 32 parking stalls), and shall park in common with other lessees in the parking facilities of the Project as designated by Lessor. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other lessees in the use of the parking facilities. Lessor reserves the right to, on an equitable basis, assign specific spaces with or without charges to Lessee as Additional Rent, make changes in the parking layout from time to time, and to establish reasonable time limits on parking.

10. UTILITIES AND SERVICES.

        10.01 Description of Services. During the hours of 8:00 a.m. to 6:00 p.m. ("Business Hours") on weekdays except public holidays ("Business Days"), and subject to the Project Rules (as hereinafter defined), Lessor shall furnish to the Premises "Project Standard" amounts of electricity (not less than four
(4) watts per rentable square foot), water, heat, airconditioning, and elevator service consisting of either attended or non-attended automatic elevators. On Business Days, subject to Project Rules, Lessor shall furnish to the Premises and its attendant restrooms and other public areas, Project Standard janitorial service, window washing, fluorescent tube replacement and toilet room supplies; provided, however, that Lessor shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages or for similar purposes. Lessor reserves the right to modify the services as long as the services remain consistent with those provided in comparable projects in the area. During non-Business Hours, Lessor shall furnish the Premises with water and elevator service, and, subject to the provisions of
Section 10.02 ("Payment for Additional Utilities and Services"), electricity and, upon twenty-four (24) hours prior notice from Lessee (notice may not be required if the Premises are equipped with an over-ride meter), reasonable heat and air-conditioning. Any additional utilities or services that Lessor may agree to provide at Lessee's request shall be at Lessee's sole cost and


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expense. Lessee shall also be responsible for and shall pay lessor any additional costs (including, without limitation, the costs of installation of additional heating, air-conditioning or ventilation equipment ("HVAC"), if required by Lessor) incurred because of the failure of the HVAC system to perform its function due to (1) arrangement of partitioning in the Premises or changes or alterations thereto, (2) or from any use of heat-generating machinery or equipment, or (3) from occupancy of the Premises exceeding one person per one hundred (100) rentable square feet, or (4) from failure of Lessee to keep all HVAC vents within the Premises free of obstruction. Lessee at all times agrees to cooperate fully with Lessor and to abide by the reasonable regulations and requirements which Lessor may prescribe for the proper functioning and protection of the HVAC system. Lessor, its contractors and agents throughout the Lease Term, shall have free access to any and all mechanical installations of Lessor or Lessee, including, but not limited to, air-cooling, fan, ventilating and machine rooms and electrical and telephone closets; and Lessee agrees there shall be no construction of partitions or other obstructions which may interfere with Lessor's free access thereto, or interfere with the moving of Lessor's equipment to and from the enclosures containing such installations. Lessee further agrees that neither Lessee, nor its agents, employees or contractors shall at any time enter such enclosures or tamper with, adjust or touch or otherwise in any manner affect such mechanical installations.

        10.02 Payment for Additional Utilities and Services.

            A. Lessee shall pay for heat and air-conditioning furnished at Lessee's request during non-Business Hours on an hourly basis at one hundred percent (100%) of the actual cost charged by the utility for such services, including without limitation the cost of providing such services to the other parts of the Project which are heated or air-conditioned in common with the Premises.

            B. In the event Lessee's use of electricity, water or any other utility exceeds the Project Standard use of such utility, Lessor may determine the amount of such excess use by any reasonable means (including, but not limited to, the installation at Lessor's request but at Lessee's expense of a separate meter, submeter or other measuring device) and charge Lessee for the cost thereof. In addition, Lessor may impose a reasonable charge for the use of any additional or unusual janitorial services required by Lessee because of any above-Project Standard tenant improvements in the Premises, the carelessness of Lessee or the nature of Lessee's business (including hours of operation).

            C. All sums payable hereunder by Lessee for additional services or for excess utility usage shall be payable as Additional Rent within ten (10) days after notice from Lessor of the amounts due; except that Lessor may require Lessee to pay monthly for the estimated cost of Lessee's excess utility usage if such usage occurs on a regular basis, and such estimated amounts shall be payable in advance on the first day of each month.

        10.03 Interruption of Services. In the event of an interruption in, or failure, or inability to provide any of the above described services or utilities, such interruption, failure or inability shall not constitute an eviction of Lessee, constructive or otherwise, or impose


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upon Lessor any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Lessee. If such interruption continues for more than sixty (60) days, and the Premises are thereby rendered untenantable for Lessee's use, Lessee may abate its Rent for the period of such interruption. Lessee hereby waives the provisions of California Civil Code
Section 1932(l) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

        10.04 Governmental Controls. In the event any governmental authority having jurisdiction over the Project promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Lessor or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively "Controls") or in the event Lessor is required or elects to make alterations to the Project in order to comply with such mandatory or voluntary Controls Lessor may, in its sole discretion, comply with such Controls, or make such alterations to the Project related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Lessee, constructive or otherwise, or impose upon Lessor any liability for consequential damages or loss of business by Lessee.

11. ALTERATIONS, MECHANICS LIENS.

        11.01 Lessee shall not make any alterations to the interior of the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. If Lessor gives its consent, no such alterations shall proceed without Lessor's prior written approval of (i) Lessee's contractor, (ii) certificates of insurance by Lessee's contractor for public liability and automobile liability and property damage insurance with limits not less than $1,000,000.00/$250,000.00/$500,000.00, respectively, endorsed to show Lessor as an additional insured and for worker's compensation as required, and (iii) detailed plans and specifications for such work and as built plans upon completion of such work. Lessee agrees that it shall keep the Premises and the Project free of all mechanic's liens and any mechanics lien placed against the Project shall be removed within ten (10) days of receipt of notice of intent to file lien. In addition, before alterations may begin, valid building permits or other permits or licenses required must be furnished to Lessor, and, once the alterations begin, Lessee shall diligently and continuously pursue their completion. At Lessor's option, any alterations may become part of the realty and belong to Lessor. If required by Lessor, Lessee shall pay, prior to the commencement of construction, an amount determined by Lessor as necessary to cover the costs of demolishing such alterations and/or the cost of returning the Premises to their condition before any such alterations. Lessor may also require Lessee to provide Lessor, at Lessee's sole cost and expense, a payment and performance bond in form acceptable to Lessor, in a principal amount not less than one and one-half times the estimated cost of such alterations, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work.

Notwithstanding anything to the contrary in this Section 1 1.01, Lessee shall have the right to construct non-structural alterations and improvements to the Premises without Lessor's prior approval, if the cost of any alteration project does not exceed $10,000, provided Lessee secures all necessary permits, licenses, and required governmental approvals and "Copies of such are provided to Lessor. Upon Lessee's request from time to time, Lessor shall advise Lessee in writing whether Lessor will require Lessee to remove any alterations or improvements upon termination of this Lease. Lessee's trade fixtures, furniture, equipment and other personal property installed in the Premises shall at all times be Lessee's property, and Lessee may remove any or all of such property from the Premises at any time and from time to time provided that Lessee repairs all damage caused by such removal. Lessor shall have no lien or other interest whatsoever in any item of such property.

        11.02 Notwithstanding anything in 1 1.01, Lessee may, with written consent of Lessor, install trade fixtures, equipment, and machinery in conformance with the ordinances of the applicable city and county, and they may be removed upon termination of this Lease provided the Premises are not damaged by their removal.

        11.03 All private telephone systems and/or other related telecommunications equipment and lines may not be installed without Lessor's prior written consent. In addition, if Lessor gives consent, all equipment must be installed within the Premises and, upon termination of this Lease must be removed and the Premises restored to the same condition as before such installation.

        11.04 Lessee shall pay all costs for alterations and shall keep the Premises, the Project and the underlying real property free from any liens arising out of work performed for, materials furnished to or obligations incurred by Lessee.

        11.05 Lessor shall have the right to construct or permit construction of tenant improvements in or about the Project for existing and new lessees and to alter any Public Areas in and around the Project. Notwithstanding anything that may be contained in this Lease, Lessee acknowledges the existence of this right of Lessor and agrees that such construction shall not be deemed to constitute a default of this Lease by Lessor and Lessee waives any such claim which it might have arising from such construction. Lessor shall not exercise any rights under
Section 11.05 or 14.03, if such exercise would unreasonably interfere with Lessee's use of or access to the Premises or materially increase the obligations or decrease the rights of Lessee under the Lease. Lessor shall use its best efforts to minimize any disruption to Lessee.

        11.06 Lessee shall indemnify Lessor against any and all loss, cost, damage, injury and expense arising out of or in any way related to claims for work or labor performed, or materials or supplies furnished, to or at the request of Lessee or in connection with performance of any work done for the account of Lessee in the Premises, the Public Areas or the Project, whether or not Lessee obtained Lessor's permission to have such work done, labor performed, or materials or supplies furnished.

12. FIRE INSURANCE; HAZARDS AND LIABILITY INSURANCE.

        12.01 Except as expressly provided as Lessee's Permitted Use, or as otherwise consented to by Lessor in writing, Lessee shall not do or permit anything to be done within or about the Premises which shall increase the existing rate of insurance on the Project or cause cancellation of any insurance policy covering the Project, nor shall Lessee keep, use or sell, or permit anyone to keep, use or sell, any article in or about the Premises, which may be prohibited by the standard form of fire and other insurance policies. Lessee shall, at its sole cost and expense, comply with any requirements pertaining to Lessee's particular use of the Premises or any insurance organization insuring the Project and Project-related apparatus. Lessee agrees to pay to Lessor, as Additional Rent, any increases in premiums on policies resulting from Lessee's Permitted Use or other use consented to by Lessor which increases Lessor's premiums or requires extended coverage by Lessor to insure the Premises.

        12.02 Lessee, at all times during the term of this Lease and at Lessee's sole expense, shall maintain a policy of standard fire and extended coverage insurance with "all risk" coverage on all Lessee's improvements and alterations in or about the Premises (including the Tenant Improvements constructed by Lessor in accordance with Exhibit "B" hereto) and on all personal property and equipment to the extent of at least ninety percent (90%) of their full replacement value. The proceeds from this policy shall be used by Lessee for the replacement of personal property and equipment and the restoration of Lessee's improvements and/or alterations.

        12.03 Lessee, at all times during the Lease Term and at Lessee's sole expense, shall maintain a policy of commercial general liability coverage with limits of not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage insuring against all liability of Lessee and its authorized representatives arising out of or in connection with Lessee's use or occupancy of the Premises. This policy of insurance shall name Lessor as an additional insured and shall release Lessor from any claims for damage to any person, to the Premises, and to the Project, and to Lessee's personal property, equipment, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks which are to be insured against by Lessee under this Lease.

        12.04 All insurance required to be provided by Lessee under this Lease shall (a) be issued by an insurance company authorized to do business in the State of California and which is satisfactory to Lessor, (b) be primary and noncontributing with any insurance carried by Lessor, and (c) contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Lessor before cancellation or change in coverage, scope or limit of any policy. Lessee shall deliver a certificate of insurance or a copy of the policy to Lessor within thirty (30) days of execution of this Lease and shall provide evidence of renewed insurance coverage at each anniversary, prior to the expiration of any current policies. Lessee's failure to provide evidence of this coverage to Lessor may, in Lessor's sole discretion, constitute a default under this Lease.

        12.05 Notwithstanding anything in this Lease to the contrary, Lessor and Lessee mutually release and discharge each other and waive any rights of subrogation accruing from all claims and liabilities in connection with property on, or activities conducted in, the Premises or in the Project to the extent such claims or liability is required to be covered by insurance under this Lease. Each insurance policy Lessor or Lessee is required to maintain under this Lease shall include a waiver of the insured's rights of subrogation against the other party. During the Lease Term, Lessor shall maintain a policy of "all risk" property insurance covering the Project for full replacement costs thereof, the premium for which shall be part of Operating Expenses. Lessor shall have the right to satisfy the requirements of this Section 12.05 through the utilization of blanket policies of insurance.

13. WAIVER OF CLAIMS AND INDEMNIFICATION.

        13.01 Neither Lessor nor any shareholders, partners, officers or directors comprising Lessor (collectively, the "Indemnitees") shall be liable or responsible in any way for, and Lessee hereby waives all claims against the Indemnitees with respect to or arising out of: (a) any death or any injury of any nature whatsoever that may be suffered or sustained by Lessee or any employee, licensee, invitee, guest, agent or customer of Lessee or any other person, from any causes whatsoever; or (b) for any loss or damage or injury to any property outside or within the Premises belonging to Lessee or its employees, agents, customers, licensees, invitees, guests or any other person, unless such injury or damage is caused by the negligence or willful misconduct of the Indemnitees or the breach of this Lease by the Indemnitees. Without limiting the generality of the foregoing, except as to claims caused by the negligence or willful misconduct of the Indemnitees, or the breach of this Lease by the Indemnitees, none of the Indemnitees shall be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance or alteration of any part of the Project, or by anything done or omitted to be done by any lessee, occupant or person in the Project. In addition, none of the Indemnitees shall be liable for any loss or damage for which Lessee is required to insure, nor for any loss or damage resulting from any construction, alterations or repair.

        In addition, none of the Indemnitees shall be liable for any loss or damage for which Lessee is required to insure, nor for any loss or damage resulting from any construction, alterations or repairs, contracted for by Lessee.

        13.02 Except to the extent caused by the negligence or willful misconduct of the Indemnitees or the breach of this Lease by the Indemnitees, Lessee shall hold the Indemnitees harmless and defend the Indemnitees from and against any and all losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person: (a) occurring in, on, or about the Premises, or any part thereof, arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of the Indemnitees, their employees or agents; and (b) occurring in, on, or about any part of the Project other than the Premises, when such damage, injury, illness or death shall be caused in whole or in part by the negligence or willful misconduct of Lessee, its agents, servants, employees, invitees or licensees (including, without limitation, when such damage, injury, illness or death shall have been caused in part by the Indemnitees, their employees or agents). The provisions of this Article 13 shall survive the termination of this Lease with respect to any damage, injury, illness or death occurring prior to such termination. References herein to the Indemnitees shall include their respective agents and employees. Lessor shall hold Lessee harmless and indemnify, protect and defend Lessee from and against any and all losses, damages, claims or liability for any damage to any property or injury, illness or death of any person to the extent arising from Lessor's negligence or willful misconduct.

14. MAINTENANCE AND REPAIRS.

        14.01 During the Lease Term, Lessee shall take good care of the Premises, and, at Lessee's expense, but under the direction of Lessor, shall repair and maintain the Premises, including the interior walls and ceilings of the Premises and improvements and alterations on the Premises, in a first class condition, and keep the Premises in a clean and orderly condition. As a material part of the consideration for this Lease, Lessee hereby waives the provisions of California Civil Code Section 1932(l), 1941 and 1942 or any other applicable existing or future law, ordinance or governmental regulation permitting Lessee to make repairs at the Lessor's expense.

Notwithstanding anything to contrary in this Lease, Lessor shall perform and construct, and Lessee shall have no responsibility to perform or construct, any repair, maintenance, or improvements (i) necessitated by the acts or omissions of Lessor or any other occupant of the Project or their respective agents, contractors or Invitees, (ii) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (iii) required as a consequence of any violation of applicable Laws or construction defects in the Premises, the Building or the Project as of the commencement of this Lease, (iv) for which Lessor has a right of reimbursement from others, (v) which could be treated as a capital expenditure under generally accepted accounting principles,
(vi) to the electrical, mechanical, plumbing, water, sewer and HVAC systems serving the Premises, the Building and the Project, and (vii) to any portion of the Building or the Project outside the demising walls of the Premises.

        14.02 Lessor shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Project, the equipment and facilities by which utilities and services are provided and the Public Areas of the Project, such as elevators, stairs, corridors and restrooms; provided, however, that Lessee shall pay the cost of repairs for damage occasioned by Lessee's use of the Premises or the Project or any act or omission of Lessee or Lessee's employees, agents, contractors and licensees, or Lessee's customers, guest or invitees. Lessor shall be under no obligation to inspect the Premises. Lessee shall promptly report in writing to Lessor any defective condition known to it, which Lessor is required to repair.

        14.03 Lessor hereby reserves the right, at any time and from time to time, without the same constituting an actual or constructive eviction, to make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Project, the fixtures, and equipment therein, the heating, ventilation, air-conditioning, plumbing, electrical, fire protection, life safety, security and all mechanical systems of the Project, the Public Areas and all other parts of the Project, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Project.

15. AUCTIONS, SIGNS, LANDSCAPING.

        Lessee shall not conduct or permit to be conducted any sale by auction on the Premises. Lessor shall have the right to control landscaping and approve the placement, size, and quality of signs. Lessee shall comply with the terms and conditions regarding sign criteria set forth in the "Project Rules". Lessee shall not make alterations or additions to the landscaping and shall not place signs which are visible from the exterior of the Project without the prior written consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion. Any signs not in conformity with this Lease may be removed by Lessor at Lessee's expense.

16. ENTRY BY LESSOR.

        Lessee shall permit Lessor and Lessor's agents to enter the Premises at all reasonable times for the purpose of inspecting the same, or for the purpose of maintaining the Project, or for the purpose of making repairs, alterations or additions to any portion of the Project, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs, or for the purpose of showing the Premises to prospective lessees during the last six months of the Lease Term, or placing upon the Project any usual or ordinary "for sale" signs, without any rebate or abatement of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Lessee shall permit Lessor at any time within one hundred eighty (180) days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "to let" or "to lease" signs. For each of the above purposes, Lessor shall at all times have and retain a key which to unlock all of the doors in, upon and about the Premises, excluding Lessee's vaults, safes and filing cabinets. Lessee shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Lessor, which shall not be unreasonably withheld. If Lessor gives its consent, such work shall be undertaken by Lessor's locksmith or a locksmith approved by Lessor, at Lessee's sole cost, and Lessee shall furnish Lessor with a key. Lessor retains the right to charge Lessee for restoring any altered doors to their condition prior to the installation of the new or additional locks.

17. ABANDONMENT.

        Lessee shall not abandon the Premises at any time during the Lease Term. If Lessee abandons the Premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Lessee left in or about the Premises will, at the option of Lessor be deemed abandoned and may be disposed of by Lessor in the manner provided for by the laws of the State of California.

18. DESTRUCTION.

        18.01 Should the Premises or the Project be partially destroyed by any cause, this Lease shall continue in full force and effect and Lessor, at Lessor's own cost and expense, shall promptly commence the work of repairing and restoring the Premises to their prior condition providing that the work can be accomplished under all applicable government laws and regulations within six (6) months from the date of damage at a cost not exceeding twenty-five percent (25%) of the total replacement cost of the Premises or the Project, as the case may be. Within thirty (30) days of the occurrence of partial destruction, Lessor may terminate this Lease as of the date of the occurrence if nine (9) months or less remain in the Lease Term.

        18.02 Should the Premises or the Project be so far destroyed that they cannot be repaired or restored to their former condition within six (6) months of the date of damage or at a cost exceeding twenty-five percent (25%) of the total replacement cost of the Premises or the Project, as the case may be, Lessor may at Lessor's option either:

            A. Continue this Lease in full force and effect by repairing and restoring, at Lessor's own cost and expense, the Premises to their former condition; or

            B. Terminate this Lease by giving Lessee written notice of such termination.

        18.03 Any insurance proceeds received by Lessor because of the total or partial destruction of the Premises or the Project shall be the sole property of Lessor, free from any claims of Lessee, and may be used by Lessor for whatever purposes Lessor may desire.

        18.04 Should Lessor elect to repair and restore the Premises to their former condition, there shall be a proportional abatement in the amount of Rent payable during the period of repair and restoration. The Rent due under the terms of this Lease shall be reduced between the date of destruction and the date of completion of restoration and repair based on the extent to which destruction interferes with Lessee's use of the Premises, as reasonably determined by Lessor.

        18.05 Lessee hereby waives California Civil Code Sections 1932(2) and 1934(4) providing for termination of hiring upon destruction of the thing hired.

        18.06 If the Premises are condemned or damaged by any peril and Lessor does not elect to terminate the Lease or is not entitled to terminate the Lease pursuant to its terms, then Lessee shall have the option to terminate the Lease if the Premises cannot be, or are not in fact, fully restored by Lessor to their prior condition within one hundred eighty (180) days after the condemnation or damage.

19. ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP.

        19.01 Lessee shall not, without Lessor's prior written consent, assign, sell, mortgage, encumber, convey, or otherwise transfer all or any part of Lessee's leasehold estate, or permit the Premises to be occupied by anyone other than Lessee and Lessee's employees or sublet the Premises or any portion thereof (a "Transfer"). Lessee must supply Lessor with any and all documents deemed necessary by Lessor to evaluate any proposed Transfer at least thirty (30) days in advance of Lessee's proposed Transfer date.

        19.02 Lessor, within thirty days after receipt of such documents, may terminate this Lease on the date the Transfer was to have taken effect; in this event, Lessor may, but is not obligated to, effect a transfer directly with the transferee. In the case of a sublease, Lessor shall also have the right to terminate this Lease with respect to that portion of the Premises proposed to be subleased or that portion of the Lease Term during which the proposed sublease is to be in effect, in which event, Lessee's liability and this Lease shall remain in full force and effect for the remainder of the Lease Term as to the balance of the Leased Premises.

Notwithstanding the above, in the case of a Sublease, Lessor shall not terminate this Lease with respect to (i) any permitted Transfer under Section 19.06 or
(ii) that portion of the Premises proposed to be subleased or that portion of the lease Term during which the proposed sublease is to be in effect, if not more than fifty percent (50%) of the Premises is being sublet. If more than fifty percent (50%) of the Premises is being sublet, and Lessor elects to exercise their right of termination, Lessee's rent, security deposit and prorata share shall be adjusted accordingly to reflect the remaining Premises.

        19.03 If Lessor does not elect to terminate this Lease, in whole or in part, as stated in Section 19.02, Lessor shall not unreasonably withhold its consent except that such consent need not be granted if: (a) in the reasonable judgement of Lessor the transferee is of a character or is engaged in a business which is not in keeping with the standards of Lessor for the Project; (b) in the reasonable judgement of Lessor any purpose for which the transferee intends to use the Premises is not in keeping with the standards of Lessor for the Project; provided in no event may any purpose for which transferee intends to use the Premises be in violation of this Lease; (c) the portion of the Premises subject to the Transfer is not regular in shape with appropriate means of entering and exiting, including adherence to any local, county or other governmental codes, or is not otherwise suitable for the normal purposes associated with such a Transfer; or (d) Lessee is in default under this Lease or any other lease with Lessor.

        19.04 In the event Lessor consents to a Transfer, Lessee shall pay Lessor fifty percent (50%) of the excess (after deduction of reasonable broker commissions payable by Lessee in connection with such Transfer), if any, of the Rent and other charges reserved in the Transfer over the allocable portion of the Rent and other charges hereunder for the portion of the Premises subject to the Transfer. For the purposes of this Section 19.04, the Rent reserved in the Transfer shall be deemed to include any lump sum payment or other consideration given to Lessee in consideration for the Transfer. Lessee shall pay or cause the transferee to pay to the Lessor such sums as Additional Rent together with the monthly installments of Rent due.

        19.05 Any consent to any Transfer which may be given by Lessor, or the acceptance of any Rent, charges or other consideration by Lessor from Lessee or any third party, shall not constitute a waiver by Lessor of the provisions of this Lease, or a release of Lessee from the full performance by it of the covenants stated herein; and any consent given by Lessor to any transfer shall not relieve Lessee (or any transferee of Lessee) from the above requirements for obtaining the written consent of Lessor to any subsequent Transfer.

        19.06 As long as Lessee is the Lessee in possession of the Premises and no default then exists with respect to the payment when due of Base Monthly Rent or Additional Rent, Lessee shall have the right subject to the terms and conditions hereinafter set forth, without the consent of Lessor but with prompt written notice to Lessor thereafter, to assign its interest in this Lease or Sublease any of the Premises (a) to any corporation which is a successor to Lessee either by merger or consolidation, or (b) to a purchaser of substantially all of Lessee's assets, or (c) to a corporation or other entity which shall control, be under control of, or be under common control with Lessee (the term "control" as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if Lessee is not a corporation).

20. DEFAULT BY LESSEE.

        20.01 Lessee shall be in default of this Lease if at any time during the Lease Term (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings in law, in equity or before any administrative tribunal which have or might have the effect of preventing Lessee from complying with the terms of this Lease):

             A. Lessee fails to make payment of any installment of Base Monthly Rent, Additional Rent, or of any other sum herein specified to be paid by Lessee, and such failure is not cured within three (3) days after Lessor's notice to Lessee of such failure of payment which notice shall constitute the statutory three (3) day notice to pay rent or quit pursuant to Section I 1 61 of the California Code of Civil Procedure; or

             B. Lessee fails to observe or perform any of its other covenants, agreements or obligations hereunder, and such failure is not cured within thirty
(30) days after Lessor's written notice to Lessee of such failure; provided, however, that if the nature of Lessee's obligation is such that more than thirty
(30) days are required for performance, then Lessee shall not be in default if Lessee commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion; or

             C. Lessee becomes insolvent, makes a transfer in fraud of its creditors, makes a transfer for the benefit of its creditors, voluntarily files for bankruptcy, is adjudged bankrupt or insolvent in proceedings filed against Lessee, a receiver, trustee, or custodian is appointed for all or substantially all of Lessee's assets, fails to pay its debts as they become due, convenes a meeting of all or a portion of its creditors, or performs any acts of bankruptcy or insolvency, including the selling of its assets to pay creditors; or

             D. Lessee has abandoned the Premises as defined in Article 17 above.

21. REMEDIES OF LESSOR.

        21.01 Repossession of Premises. Upon any termination of this Lease, whether by lapse of time or upon termination of Lessee's right to possession of the Premises without termination of the Lease, Lessee shall surrender possession and vacate the Premises immediately and deliver possession to Lessor. Lessee releases Lessor of any liability for any damage resulting therefrom and waives any right to claim damages for such re-entry. Lessee also agrees that Lessor's right to re-lease or any other right given to Lessor hereunder or by operation of law is not relinquished.

        21.02 Termination of Lease after Default. If Lessee defaults under this Lease before the end of the Lease Term, or if Lessee's right to possession is terminated by Lessor because of Lessee's default of this Lease, then this Lease may be terminated by Lessor at its option. On such termination Lessor may recover from Lessee, in addition to the remedies permitted by law:

             A. The worth, at the time of the award, of the unpaid Base Monthly Rent and Additional Rent which had been earned at the time of the termination of this Lease;

             B. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rent and Additional Rent which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rents that Lessee proves could have been reasonably avoided;

             C. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rent and Additional Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period that Lessee proves could be reasonably avoided; and

             D. Any other amount, and court costs, necessary to compensate Lessor for all detriment proximately cause by Lessee's default of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom. The detriment proximately caused by Lessee's default shall include, without limitation, (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting,
(iii) broker's 'fees and commissions, advertising costs and other expenses of reletting the Premises, (iv) cost of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (v) expenses in retaking possession of the Premise, (vi) attorney's fees and court costs, (vii) any unearned brokerage commissions paid in connection with this Lease, (viii) parking fees or occupancy taxes due under this Lease, (ix) reimbursement of any previously waived Base Monthly Rent, Additional Rent, free rent, or reduced rental rate, and (x) any concession made or paid by Lessor to the benefit of Lessee in consideration of this Lease including, but not limited to, any moving allowances, contributions or payments by Lessor for Tenant improvements or build-out allowances, or the assumption by Lessor of any of Lessee's previous lease obligations.

        21.03 Continuation of Lease after Default. Notwithstanding the foregoing, in the event Lessee has defaulted under this Lease and abandoned the Premises, this Lease, at Lessor's option, shall continue in full force and effect so long as Lessor does not terminate Lessee's right to possession of the Premises, and in such event Lessor may enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due. In addition, Lessor shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section 21.03, the following acts by Lessor shall not constitute the termination of Lessee's right to possession of the Premises:

             A. Acts of maintenance or preservation or efforts to relet the Premises, including but not limited to alterations, remodeling, redecorating, repairs, replacements and/or painting as Lessor shall consider advisable for the purpose of reletting the Premises or any part thereof; or

             B. The appointment of a receiver upon the initiative of Lessor to protect Lessor's interest under this Lease or in the Premises.

        21.04 Bankruptcy. In the event of bankruptcy, Lessee assigns to Lessor all its rights, title and interest in the Premises as security for its obligations and covenants set forth in this Lease.

        21.05 Definitions and Incidental Rights.

             A. "The worth at the time of the award" of the amounts referred to in Sections 21.02A and 21.02B, shall be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award" of the amount referred to above in Section 21.02C shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco in effect at the time of the award, plus one percent (11 V.

             B. Any efforts by Lessor to lessen the damages caused by Lessee's default of this Lease shall not waive Lessor's right to recover the damages set forth above.

             C. Nothing herein shall be construed to affect other provisions of this Lease regarding Lessor's right to indemnification from Lessee for liability arising prior to the termination of this Lease for personal injuries or property damage.

             D. No right or remedy conferred upon or reserved to Lessor in this Lease is intended to be exclusive of any other right or remedy granted to Lessor by statute or common law, and each and every such right and remedy shall be cumulative.

22. SURRENDER OF LEASE NOT MERGER.

The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger and will, at the option of Lessor, terminate all or any existing transfers, or may, at the option of Lessor, operate as an assignment to it of any or all of such transfers.

23. ATTORNEY'S FEES/COLLECTION CHARGES.

        23.01 In the event of any legal action or proceeding between the parties hereto, actual attorneys' fees and expenses of the prevailing party in any such action or proceeding shall be added to the judgement therein. Should Lessor be named as defendant in any suit brought against Lessee in connection with or arising out of Lessee's occupancy hereunder, Lessee shall pay to Lessor its costs and expenses incurred in such suit, including actual attorneys' fees.

        23.02 If Lessor utilizes the services of any attorney for the purpose of collecting any Rent due and unpaid by Lessee after three (3) days' written notice to Lessee of such nonpayment of Rent or in connection with any other default of this Lease by Lessee, Lessee agrees to pay Lessor actual attorneys' fees as determined by Lessor for such services, regardless of the fact that no legal action may be commenced or filed by Lessor.

24. CONDEMNATION.

If twenty-five percent (25%) or more of the Premises is taken for any public or quasi-public purpose by any lawful government power or authority, by exercise of the right of appropriation, reverse condemnation, condemnation or eminent domain, or sold to prevent such taking, either Lessee or Lessor may, at its option, terminate this Lease as of the effective date thereof. Lessee shall not because of such taking assert any claim against Lessor or the taking authority for any compensation because of such taking, and Lessor shall be entitled to receive the entire amount of any award without deduction for any estate of interest of Lessee. If less than twenty-five percent (25%) of the Premises is taken, Lessor shall promptly proceed to restore the Premises to substantially its same condition prior to such partial taking, allowing for any reasonable effects of such taking, and a proportionate allowance shall be made to Lessee for the Rent corresponding to the time during which, and to the part of the Premises which, Lessee is deprived on account of such taking and restoration.

25. PROJECT RULES.

        25.01 Lessee shall faithfully observe and comply with the Project Rules attached to this Lease as Exhibit "C" and Lessor reserves the right to modify and amend such Project Rules as it deems necessary. Lessor shall not be responsible to Lessee for the nonperformance by any other lessee or occupant of the Project of any of such Project Rules.

        25.02 In the event that Lessee fails to cure any violations of such Project Rules within the cure period provided in Section 20.01B, such failure to cure shall be deemed a material default of this Lease by Lessee.

26. ESTOPPEL CERTIFICATE.

Lessee shall execute and deliver to Lessor, upon not less than ten (10) days prior written notice, a statement in writing certifying that this Lease is in full force and effect, (or, if modified, stating the nature of such modification) and the date to which Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that (1) this Lease is in full force and effect, without modification except as may be represented by Lessor; (2) there are no uncured defaults in Lessor's performance; and (3) not more than one (1) month's Rent has been paid in advance.

27. SALE BY LESSOR.

In the event of a sale or conveyance by Lessor of the Project the same shall operate to release Lessor from any liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Lessee accruing after the date of such sale, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale, and Lessee agrees to attorn to the purchaser or assignee.

28. NOTICES.

        All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this Lease by either party to the other shall be in writing and shall be considered sufficiently given and served upon the other party if sent by certified or registered mail, return receipt request, postage prepaid, or by Federal Express or other nationally recognized overnight carrier, and addressed as indicated in Sections 1.03 and 1.04.

29. NO WAIVER.

        The failure of Lessor to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease or in the Project Rules shall not be construed as a waiver of a subsequent default of the same or any other covenant, term or condition; nor shall any delay or omission by Lessor to seek a remedy for any default of this Lease be deemed a waiver by Lessor of its remedies or rights with respect to such a default. The subsequent acceptance of Rent by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease other than the failure of Lessee to pay the particular Rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such Rent.

30. LESSEE'S INTENT.

        If Lessee intends to vacate the Premises on the expiration of the Lease Term, Lessee shall give Lessor ninety (90) days prior written notice of such intent to vacate the Premises. If Lessee remains in the Premises after the expiration of the Lease Term, and has not given prior written notice to Lessor, such continuance of possession by Lessee shall be deemed to be a month-to-month tenancy at the sufferance of Lessor terminable on thirty (30) day notice at any time by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Lessee shall pay Base Monthly Rent in an amount equal to one hundred fifty percent (150%) of the Rent payable for the last full calendar month of the Lease Term.

31. Intentionally Deleted.

32. DEFAULT OF LESSOR/LIMITATION OF LIABILITY.

        32.01 In the event of any default by Lessor hereunder, Lessee agrees to give notice of such default, by registered mail, to Lessor at Lessor's Notice Address as stated in Section 1.04 and to offer Lessor a reasonable opportunity to cure the default.

        32.02 In the event of any actual or alleged failure or default hereunder by Lessor, Lessee's sole and exclusive remedy shall be against Lessor's interest in the Project, and no partner of Lessor shall be sued, be subject to service of process, or have a judgement obtained against him in connection with any alleged default, and no writ of execution shall be levied against the assets of any partner, shareholder or officer of Lessor. The covenants and agreements set forth herein are enforceable by Lessor and also by any partner, shareholder or officer of Lessor.

33. EXPANSION CLAUSE.

        If during the Lease Term, Lessee executes a lease within the Project for space larger than the present Premises with a lease term equal to that which remains on this Lease or one (1) year, whichever is greater, with a Base Monthly Rent amount at least equal to the present Base Monthly Rent of this Lease, this Lease shall, at Lessee's sole option, be terminated upon the commencement date of the lease for such substitute space. Notwithstanding the above, Lessee shall remain obligated to pay for any adjustments in Rent pursuant to Articles 3 and 4 due Lessor as a result of Lessee's tenancy hereunder and this obligation shall survive the termination of this Lease pursuant to this Article 33.

34. SUBORDINATION.

        Without the necessity of any additional document being executed by Lessee for the purpose of effecting a subordination, and at the election of Lessor or any mortgagee with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project or Lessor's interest or estate therein is security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Lessee will, notwithstanding any subordination, attorn to and become the Lessee of the successor in interest to Lessor, at the option of such successor in interest. Lessee covenants and agrees to execute and deliver, upon demand by Lessor and in the form requested by Lessor any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust.

Notwithstanding anything to the contrary in this Article 34, the subordination of Lessee's rights and interest under the Lease to any mortgage or deed of trust shall be contingent upon Lessee's having received from any such mortgagee or beneficiary of any deed of trust a written recognition agreement in form reasonably satisfactory to Lessee providing that Lessee's rights and interest shall not be disturbed in the event of any foreclosure of any such mortgage or deed of trust and confirming that Lessee shall receive all of the rights and services provided for under the Lease.

35. DEPOSIT AGREEMENT.

        Lessor and Lessee hereby agree that Lessor shall be entitled to immediately endorse and cash Lessee's good faith rent and the Security Deposit check(s) accompanying this Lease. It is further agreed and understood that such action shall not guarantee acceptance of this

Lease by Lessor, but, in the event Lessor does not accept this Lease, such deposits shall be refunded in full to Lessee. This Lease shall be effective only after Lessee has received a copy fully executed by Lessor.

36. GOVERNING LAW.

        This Lease is governed by and construed in accordance with the laws of the State of California, and venue of any suit shall be in the county where the Premises are located.

37. NEGOTIATED TERMS.

        This Lease is a result of the negotiations of the parties and has been agreed to by both Lessor and Lessee after prolonged discussion.

38. SEVERABILITY.

        If any provision of this Lease is found to be unenforceable, all other provisions shall remain in full force and effect.

39. BROKER ACKNOWLEDGEMENT.

        Lessee warrants that it has not had any dealings with any real estate brokers, leasing agents, salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease other than to CB Richard Ellis, Inc. and Trammell Crow Company, who will be paid commissions by Lessor pursuant to a separate agreement between CB Richard Ellis, Inc. and Lessor. Each party agrees to indemnify, hold harmless, and defend the other party against any claims or demands for any brokerage commissions, finder's fees or other charges incurred or alleged to have been incurred by the party by reason of the execution of this Lease.

40. ATTORNEYS' FEES.

        In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover court costs and the fees of its attorneys in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may adjudge reasonable.

41. MISCELLANEOUS PROVISIONS.

        41.01 Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporations, firms, partnerships, or associations. If there be more than one Lessee, the obligations imposed upon Lessee under this Lease shall be joint and several.

        41.02 The section headings or titles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

        41.03 This instrument contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all parties to this Lease. Lessee acknowledges that neither Lessor nor Lessor's agents have made any representation or warranty as to the suitability of the Premises and/or the Project to the conduct of Lessee's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Lessor or Lessee, and Lessor and Lessee expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease.

        41.04 Time is of the essence of each term and provision of this Lease.

        41.05 Except as otherwise expressly stated, each payment required to be made by Lessee is in addition to and not in substitution for other payments to be made by Lessee.

        41.06 Subject to Article 19, the terms and provisions of this Lease are binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Lessor and Lessee.

        41.07 Except as otherwise expressly provided in this Lease, all covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed at Lessee's sole cost and expense and without any abatement of Rent.

        41.08 There are no light, air or view easements being granted with this Lease. Any diminution or shutting off of light, air or view by any structure which may be erected by Lessor or others shall in no way affect this Lease or impose any liability on Lessor.

        41.09 Lessee shall, to the reasonable satisfaction of Lessor, upon Lease expiration, surrender the Premises to Lessor in the same condition as received on the commencement of this Lease (reasonable wear and tear, acts of God, casualties, condemnation and Hazardous Materials (other than those released or emitted by Lessee), and Alterations or other Interior Improvements which Lessee is not required to remove at the termination of the Lease, excepted) with all originally painted interior walls washed, or repainted if marked or damaged and other interior walls cleaned and repaired or replaced, all carpets cleaned and in good condition, and all floors cleaned and waxed. Lessee shall remove all of Lessee's personal property and trade fixtures from the Premises and all such property not so removed shall be deemed abandoned by Lessee. Furthermore, Lessee shall immediately repair all damage to the Premises, Project and Public Areas caused by any such removal. Lessee shall indemnify Lessor against any loss or liability resulting from delay by Lessee in so surrendering the Premises, including without limitation, any claims made by any succeeding lessee based upon delay in the availability of the Premises.

42. SPECIAL PROVISIONS.

Special provisions of this Lease, Articles 43 through 46, are attached hereto and made apart hereof. If none, so state in the following space:_______________.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year indicated by Lessor's execution date as written below.

Lessee warrants that the individual(s) signing on behalf of Lessee have the authority to bind their principals. In the event that Lessee is a corporation, Lessee shall deliver to Lessor, concurrently with the execution and delivery of this Lease, a certified copy of corporate resolutions adopted by Lessee authorizing said corporation to enter into and perform the Lease and authorizing the execution and delivery of the Lease on behalf of the corporation by the parties executing and delivering this Lease. THIS LEASE WHETHER OR NOT EXECUTED BY LESSEE, IS SUBJECT TO ACCEPTANCE AND EXECUTION BY LESSOR, ACTING ITSELF OR BY ITS AGENT ACTING THROUGH ITS SENIOR VICE PRESIDENT, VICE PRESIDENT, REGIONAL VICE PRESIDENT, REGIONAL MANAGER, ASSISTANT REGIONAL MANAGER, OR AREA MANAGER AT ITS HOME OFFICE.



LESSOR:                                        LESSEE:


FRANKLIN SELECT REALTY TRUST,                  SOFTWARE TECHNOLOGIES CORPORATION
a California Corporation                       a California Corporation



BY:  /s/ Mark Tenboer                          BY: /s/ William Overell
   -----------------------------                  -----------------------------

                                                  WILLIAM L. OVERELL
MARK A TENBOER                                    VICE PRESIDENT FINANCE AND CFO
--------------------------------                  -----------------------------
        (Print Name)                                         (Print Name)


TITLE: Vice President Finance                  TITLE:
       -------------------------                     --------------------------

DATE:         6/18/99                          DATE:          6/18/99
     ---------------------------                    ---------------------------
        (Execution Date)

                                   EXHIBIT "B"

                                  LESSOR'S WORK



        A. Lessor shall construct the Premises to the specifications outlined by Lessee's architect (the "Tenant Improvements") in accordance with the preliminary space plan (the "Preliminary Plans") attached hereto as Exhibit B-1, and shall provide a tenant improvement allowance (the "Allowance") not to exceed $8.00 per rentable square foot. Such allowance shall include all costs related to the improvements (i.e. materials, labor, permit fees, architectural fees, life-safety costs, etc.). Any cost exceeding said allowance shall be at Lessee's sole cost and expense. Lessor shall amortize up to an additional $5.00 per rentable square foot of tenant improvement costs over the term of the Lease at a rate of ten percent (10%) annually.

        B. Lessor shall cause three (3) general contractors to bid for construction of the Tenant Improvements. If Lessee so desires, Lessee may also select a general contractor, reasonably acceptable to lessor, to bid the work. All bids will be opened and reviewed together with Lessee. Lessor shall select the general contractor to construct the Tenant Improvements (the "General Contractor"), subject to reasonable approval by Lessee if the Contractor's bid exceeds the Allowance. The General Contractor is the contractor of Lessor only, and Lessee shall have no liability to the General Contractor under the construction contract, subject to the provisions of Section A above.

        C. Lessor shall cause to be prepared, as quickly as possible: (i) final plans, specifications and working drawings of the Tenant Improvements ("Final Plans"), and (ii) a detailed work cost estimate ("Work Cost Estimate") for the construction of the Tenant Improvements, all of which shall conform to and represent logical evolutions of or developments from the Preliminary Plans. The Final Plans and Work Cost Estimate shall be delivered to Lessee immediately upon completion. Within ten (10) working days after receipt thereof, Lessee may, at its election (i) approve the Final Plans and Work Cost Estimate, (ii) deliver to Lessor specific written changes to such plans as are necessary, in Lessee's opinion, to conform such plans to the preliminary space plans or to reduce costs. If Lessee desires to make changes to such plans, Lessor shall not unreasonably withhold its approval of such changes and the parties shall confer and negotiate in good faith to reach agreement on modifications to the Final Plans and Work Cost Estimate as a consequence of such changes. As soon as approved by Lessor and Lessee, Lessor shall submit the Final Plans to all appropriate governmental agencies and thereafter Lessor shall use its best efforts to obtain all required governmental approvals as soon as possible.

        D. Lessor shall pay, and Lessee shall have no responsibility for, the following costs associated with the Tenant Improvements: (i) costs attributable to improvements installed outside the demising walls of the Premises; (ii) costs incurred to remove Hazardous Materials from the Premises, the Building, or the Project; (iii) Lessor's attorneys fees incurred in connection with the negotiation of construction contracts and attorneys' and experts' fees and other costs in connection with disputes with third parties (including, without limitation, the General Contractor); (vi) costs incurred as a consequence of delay (unless the delay is caused by Lessee), construction defects or defaults by any contractor; (v) costs recoverable by Lessor on account of warranties or insurance; (vi) restoration costs in excess of insurance proceeds as a consequence of casualties; (vii) penalties and late charges attributable to Lessor's failure to pay construction costs; (viii) costs to bring the Building and the Project into compliance with applicable Laws, including, without limitation, the Americans with Disabilities Act and Hazardous Materials Laws; (ix) wages, labor and overhead for overtime and premium time;
(x) off-site management or other general overhead costs incurred by Lessor; (xi) construction management, profit and overhead charges; and (xii) interest and other costs of financing construction.

        E. Effective upon delivery of the Premises to Lessee, Lessor warrants that (i) construction of the Tenant Improvements was performed in accordance with all Laws and the Final Plans and in a good and workmanlike manner, and (ii) all material and equipment installed in the Premises conformed to the Final Plans and was new and otherwise of good quality.

        F. So long as such occupancy does not interfere with Lessor's construction of the Tenant Improvements, Lessee shall have the right to enter the Premises prior to the completion of the Tenant Improvements for the purposes of installing Lessee's equipment, data and telecommunications systems, and trade fixtures. Such occupancy shall be subject to all of the terms of the Lease, except the obligation to pay Rent.

                                   EXHIBIT "C"

                                  PROJECT RULES


        The following Project Rules are additional provisions of the foregoing Lease to which they are attached.

        1. Use of Public Areas. Lessee will not obstruct sidewalks, halls, passages, exits, entrances, elevators or stairways of the Project (the "Public Areas"), and Lessee will not use the Public Areas for any purpose other than ingress and egress to and from the Premises. The Public Areas, except for the sidewalks, are not open to the general public and Lessor reserves the right to control and prevent access to the Public Areas of any person whose presence, in Lessor's opinion, would be prejudicial to the safety, reputation and interests of the Project and the other lessees thereof.

        2. No Access to Roof. Lessee has no right of access to the roof of the Project and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Project, without the prior written consent of Lessor. Any such device installed without such written consent is subject to removal at Lessee's expense without notice at any time. In such event Lessee will be liable for any damages or repairs incurred or required as a result of its installation, use or removal of such devices on the roof.

        3. Signage. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Project will be inscribed, painted, affixed or otherwise displayed by Lessee on or in any part of the Project without the prior written consent of Lessor. Lessor reserves the right to adopt and furnish Lessee with general guidelines relating to signs in or on the Project. All approved signage will be inscribed, painted or affixed at Lessee's expense by a person approved by Lessor, which approval will not be unreasonably withheld.

        4. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Lessee will not permit any food preparation on the Premises except that Lessee may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

        5. Janitorial Services. Lessee will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Project for such purpose other than the Lessor's janitorial service, except with Lessor's prior written consent. Lessee will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Lessee's carelessness in or indifference to the preservation of good order and cleanliness on the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

        6. Keys and Locks. Lessor will furnish Lessee, free of charge, two keys to each door or lock in the Premises and two keys to access the Building. Lessor may make a reasonable charge for any additional or replacement keys. Lessee will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Project without the prior written consent of Lessor except in the event of a banking or commercial emergency such as a theft or other invasion of the Lessee's records, and, in any event, Lessee will immediately provide Lessor with a key for any such lock. On the termination of the Lease, Lessee will deliver to Lessor all keys to any locks or doors in the Project and Premises that have been obtained by Lessee and that have been signed for per the terms and conditions of the Key Receipt Acknowledgement form (Exhibit E).

        7. Freight. Upon not less than twenty-four (24) hours prior notice to Lessor, which notice may be verbal, an elevator will be made available for Lessee's use for transportation of freight, subject to such scheduling as Lessor in its discretion deems appropriate. Lessee shall not transport freight in loads exceeding the weight limitations of such elevator. Lessor reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Project, and no property will be received in the Project or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Lessor. Lessor reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such property from any cause, and Lessee will be liable for all damage or injuries caused by moving or maintaining such property.

        8. Nuisances and Dangerous Substances. Lessee will not conduct itself or permit its agents, employees, contractors or invitees to conduct themselves, in the Premises or anywhere on or in the Project in a manner which is offensive or unduly annoying to any other lessee or Lessor's property managers. Lessee will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Public Areas and shall not operate any such device installed in the Premises in such a manner as to disturb or annoy other lessees of the Project. Lessee will not use or keep in the Premises or the Project, any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Lessor's prior written approval, use any method of heating or air conditioning other than that supplied by Lessor. Lessor will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor other occupants of the Project by reason of noise, odors or vibrations, or interfere in any way with other lessees or those having business therein. Lessee will not bring or keep any animals in or about the Premises or the Project.

        9. Project Name and Address. Without Lessor's prior written consent, Lessee will not use the name of the Project in connection with or in promoting or advertising Lessee's business except as Lessee's address.

        10. Project Directory. A directory for the Project will be provided for the display of the name and location of Lessee. Lessor reserves the right to approve any additional names Lessee desires to place in the directory and, if so approved, Lessor may assess a reasonable charge for adding such additional names.

        11. Window Coverings. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings or decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Project without the prior written consent of Lessor, and Lessor shall have the right to control all lighting within the Premises that may be visible from the exterior of the Project.

        12. Floor Coverings. Lessee will not lay or otherwise affix linoleum, tile, carpet, or any other floor covering to the floor of the Premises in any manner except as approved in writing by Lessor. Lessee will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Lessee or its contractors, employees or invitees.

        13. Electrical Installations. Lessor will direct Lessee's electricians as to where and how telephone, telegraph and electrical wires are to be installed. No boring or cutting for wires will be allowed without the prior written consent of Lessor. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Lessor.

        14. Office Closing Procedures. Lessee will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Lessee or its employees leave the Premises, so as to prevent waste or damage. Lessee will be liable for all damage or injuries sustained by other lessees or occupants of the Project or Lessor resulting from Lessee's carelessness in this regard or violation of this rule. Lessee will keep the doors to the Project corridors closed at all times except for ingress and egress.

        15. Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Lessee will be liable for any breakage, stoppage or damage resulting from the violation of this rule by the Lessee, its employees or invitees.

        16. Use of Hand Trucks. Lessee will not use or permit to be used in the Premises or in the Public Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Lessor may approve.

        17. Refuse. Lessee will store all its trash and garbage within the Premises. No material will be placed in the trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Project is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal will be only through such Public Areas for such purposes and at such times as Lessor may designate.

        18. Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Project are prohibited, and Lessee will cooperate to prevent the same.

        19. Parking. Lessee will use, and will cause its agents, employees, contractors and invitees to use, the parking spaces to which it is entitled under the Lease in a manner consistent with Lessor's directional signs and markings in the Parking Facility. Specifically, but without limitation, Lessee will not park, or permit its agents, employees, contractors or invitees to park, in a manner that impedes access to and from the Project or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Lessor may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Lessor will not be liable for any damage to vehicles towed as a result of noncompliance with such parking regulations.

        20. Fire, Security and Safety Regulations. Lessee will comply with all safety, security, fire protection and evacuation measures and procedures established by Lessor or any governmental agency.

        21. Responsibility for Theft. Lessee assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

        22. Sales and Auctions. Lessee will not display or sell merchandise outside the exterior walls and doorways of the Premises nor use such areas for storage. Lessee will not install any exterior lighting, amplifiers or similar devices or use in or about the Premises any advertising medium which may be heard or seen outside the Premises, including flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts. Lessee will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Project, whether said auction to be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

        23. Enforcement. Lessor may waive any one or more of these Project Rules for the benefit of any particular lessee or lessees, but no such waiver by Lessor will be construed as a waiver of such Project Rules in favor of any other lessee or lessees, nor prevent Lessor from thereafter enforcing these Project Rules against any or all of the lessees of the Project.



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


        24. Effect on Lease. These Project Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Project Rules constitutes a failure to fully perform the provisions of the Lease as referred to in Section 6.1 ("Events of Default").

        25. Additional and Amended Rules. Lessor reserves the right to rescind or amend these Project Rules and/or adopt any other and reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Project and for the preservation of good order therein.

        26. Hazardous Materials. If Lessee stores or uses any toxic or hazardous materials on the Premises, Lessee shall institute a plan for the removal of such toxic or hazardous materials and any containers in which such materials are stored or packaged. This plan must be in accordance with all governmental regulations regarding the use, storage and disposal of such materials as evidenced by Lessee obtaining a written statement from the appropriate governmental authority. Lessee shall provide Lessor with a copy of the plan and approval statement.

        27. No Smoking Building. Lessor has declared said Project a smoke-free environment. There is no smoking permitted in any area of the building (i.e. restrooms, hallways, stairwells, lobby, etc.), up to and including Lessee's Premises.




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

                                   EXHIBIT "D"

                               SPECIAL PROVISIONS



43. BASE MONTHLY RENT.

The Base Monthly Rent shall be as follows:

Months 1 thru 12         $3.75/rsf/mo.
Months 13 thru 24        $3.86/rsf/mo.
Months 25 thru 36        $3.98/rsf/mo.
Months 37 thru 48        $4.10/rsf/mo.
Months 49 thru 60        $4.22/rsf/mo.

44. SIGNAGE:

Lessor, at Lessor's sole cost and expense, shall provide building standard signage for the Premise and the lobby directory.

45. OPTION TO EXTEND LEASE TERM:

        45.01 Option. Lessee is given the option to extend the Lease Term, on all the provisions contained in this Lease, for one additional five (5) year period (the "Option Term") following expiration of the initial Lease Term stated in Section 1.06 (the "Initial Term"), by giving written notice of exercise of the option (the "Option Notice") to Lessor at least nine (9) months but not more than one (1) year before the expiration of the Initial Term. Notwithstanding the foregoing, if Lessee is in default on the date of giving the Option Notice, Lessee shall have no right to extend the Lease Term and this Lease shall expire at the end of the Initial Term; or if Lessee is in default on the date the Option Term is to commence, the Option Term shall not commence and this Lease shall expire at the end of the Initial Term. The Base Monthly Rent for the Option Term shall be in an amount equal to the fair market rental ("Fair Market Rental" as hereinafter defined) of the Premises at the commencement of the Option Term (the "Adjustment Date"). The Expense Base Year shall be the calendar year in which the Adjustment Date occurs, and the Tax Base Year shall be the fiscal year in effect on the Adjustment Date..

        45.02 Fair Market Rental.

        A. "Fair Market Rental" shall mean the rate being paid by tenants executing leases for comparable space in similar buildings in Redwood Shores, with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, proposed term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become



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

effective, and any other relevant terms or conditions. Landlord leasing costs, not charged to tenants, shall not be considered when determining Fair Market Rental, nor shall the value of any alterations or improvements paid for by Lessee. Fair Market Rental as of the Adjustment Date shall be determined by Lessor with written notice (the "Notice") given to Lessee not later than thirty
(30) days after receipt of the Option Notice, subject to Lessee's right to arbitration as hereinafter provided. Failure on the part of Lessee to demand arbitration within thirty (30) days after receipt of the Notice from Lessor shall bind Lessee to the Fair Market Rental as determined by Lessor. Should Lessee elect to arbitrate and should the arbitration not have been concluded prior to the Adjustment Date, Lessee shall pay the Base Monthly Rent to Lessor after the Adjustment Date, adjusted to reflect the Fair Market Rental as Lessor has so determined. If the amount of the Fair Market Rental as determined by arbitration is greater than or less than Lessor's determination, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten (10) days after such determination of Fair Market Rental.

        B. If Lessee disputes the amount claimed by Lessor as Fair Market Rental, Lessee may require that Lessor submit the dispute to arbitration. The arbitration shall be conducted and determined in the County of San Mateo in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the procedures mandated by such rules shall be modified as follows:

        (i) Lessee shall make demand for arbitration in writing within thirty
(30) days after service of the Notice, specifying therein the name and address of the person to act as the arbitrator on Lessee's behalf. The arbitrator shall be a real estate appraiser with at least five (5) years full-time commercial appraisal experience who is familiar with the Fair Market Rental of first-class commercial office space in Redwood Shores. Failure on the part of Lessee to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten (10) business days after the service of the demand for arbitration, Lessor shall give notice to Lessee specifying the name and address of the person designated by Lessor to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Lessor fails to notify Lessee of the appointment of its arbitrator, within or by the time specified, then the arbitrator appointed by Lessee shall be the arbitrator to determine the Fair Market Rental for the Premises.

        (ii) If two arbitrators are chosen pursuant to Section 45.02(b)(i) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section 45.02(b)(i) above. If they are unable to agree upon such appointment within five (5) business days after expiration of such ten (10) day period, the third arbitrator shall be selected by the parties themselves. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the Real Estate Board for the County of San Mateo. The three arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 45.02(b)(iii) below.

        (iii) The Fair Market Rental shall be fixed by the three arbitrators in accordance with the following procedures. Each of the arbitrators selected by the parties shall state, in writing, his determination of the Fair Market Rental supported by the reasons therefor and shall make counterpart copies for each of the other arbitrators. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rental. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as that most closely approximating his determination of the Fair Market Rental shall constitute the decision of the arbitrators and shall be final and binding upon the parties.

        (iv) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Lessor and the arbitrator appointed by Lessee concur shall be binding and conclusive upon the parties, except that such arbitrators shall not attempt by themselves to mutually ascertain the Fair Market Rental and any such determination, in a manner other than that provided for in Section 45.02(b)(iii) hereof, shall not be binding on the parties. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys' fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

        (v) The arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render the decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

46. SECURITY DEPOSIT:

Lessee shall provide Lessor a security deposit in an amount equal to six (6) month's rent or a letter of credit in a mutually acceptable form upon execution of the Lease Agreement.

                                   EXHIBIT A


                                 [BUILDING MAP]

                                  EXHIBIT B-1



                                 [BUILDING MAP]

                            FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the "First Amendment") made on July 12, 1999, is made by and between Franklin Select Realty Trust, a California Corporation ("Lessor"), and Software Technologies Corporation, a California Corporation ("Lessee").

                                    RECITALS

Lessor and Lessee entered into that certain lease dated June 10, 1999 (the "Lease"), pursuant to which Lessor leased to Lessee, and Lessee leased from Lessor, those certain premises (the "Existing Premises") comprising approximately Ten Thousand Nine Hundred Seventy-Two (10,972) rentable square feet commonly known as 100 Marine Parkway, Suite 500, Redwood City, California, as more particularly described in the Lease and subsequent Amendments thereof.

NOW, THEREFORE, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, LESSOR AND LESSEE AGREE TO AMEND THE RESPECTIVE SECTIONS OF SAID LEASE AND ALL AMENDMENTS AND EXHIBITS THERETO, AS FOLLOWS:

1.01 Premises. In addition to the Existing Premises identified in the Lease, Lessor leases to Lessee, and Lessee leases from Lessor, Suite 525, consisting of approximately Six Thousand Four Hundred Thirty-Four (6,434) rentable square feet of office space (the "Expansion Premises," and, together with the Existing Premises, the "Premises"), as shown on Exhibit A attached hereto and made a part of this First Amendment. Therefore, the entire Premises now consists of Seventeen Thousand Four Hundred and Six (17,406) rentable square feet.

1.06 Lease Term. The Lease Term shall commence upon the earlier of October 1, 1999 or upon substantial completion of the tenant improvements by Lessor and shall terminate September 30, 2004. Pursuant to the additional terms of Paragraph 2.02 of the Lease, within five (5) business days following full execution and delivery to Lessee of this First Amendment, Lessee shall provide Lessor with a final revised space plan as approved by Lessee to replace Exhibit B-1 (the "Revised Space Plan"), which Revised Space Plan is subject to Lessor's final approval. Any delays beyond said five (5) business day period or any changes or modifications made by Lessee to the approved Revised Space Plan or subsequent working drawings thereafter shall be considered a delay caused by Lessee. All such resulting delays that cause the tenant improvements to be substantially completed later than October 1, 1999, except for delays caused solely by Lessor, its agents or contractors, shall not delay the commencement of the Lease Term including the payment of rent by Lessee.

1.07 Base Monthly Rent. The Base Monthly Rent for the Premises shall be subject to the terms and conditions of the Lease, Exhibit D, Section 43 based upon the size of the Premises as revised under Section 1.01 above.

1.08 Security Deposit: The Security Deposit for the Premises shall be subject to the terms and conditions of the Lease, Exhibit D, Section 46 based upon the size of the Premises as revised under Section 1.01 above.

1.10 Proportionate Share. Lessee's Proportionate Share is 21.32%.

Exhibit "B"; Lessor's Work; paragraph "A". The Allowance for tenant improvements for the Premises shall be subject to the terms and conditions of the Lease, Exhibit B based upon the size of the Premises as revised under
Section 1.01 above.

Defined Terms. All defined terms as used in this First Amendment shall have the same meanings as set forth in the Lease, unless otherwise expressly set forth herein.

All other terms and conditions not amended herein remain unchanged.

IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment to Lease as of the day and year indicated by Lessor's execution date as written below.

Lessee warrants that the individual(s) signing on behalf of Lessee have the authority to bind their principals. In the event that Lessee is a corporation, Lessee shall deliver to Lessor, concurrently with the execution and delivery of this First Amendment to Lease, a certified copy of corporate resolutions adopted by Lessee authorizing said corporation to enter into and perform this First Amendment to Lease and authorizing the execution and delivery of this First Amendment to Lease on behalf of the corporation by the parties executing and delivering this First Amendment to Lease. THIS FIRST AMENDMENT TO LEASE WHETHER OR NOT EXECUTED BY LESSEE, IS SUBJECT TO ACCEPTANCE AND EXECUTION BY LESSOR, ACTING ITSELF OR BY ITS AGENT ACTING THROUGH ITS SENIOR VICE PRESIDENT, VICE PRESIDENT, REGIONAL VICE PRESIDENT, REGIONAL MANAGER, ASSISTANT REGIONAL MANAGER, OR AREA MANAGER AT ITS HOME OFFICE.

LESSOR:                                 LESSEE:

Franklin Select Realty Trust,           Software Technologies Corporation,
a California Corporation                a California Corporation

BY: /s/ MARK TENBOER                    BY: /s/ JAMES T. DEMETRIADES
-------------------------------         -------------------------------
    (Authorized Signature)                  (Authorized Signature)

        Vice President                     Chairman, CEO & President
-------------------------------         -------------------------------

DATE:   7/26/99                         DATE:  7-13-99
-------------------------------         -------------------------------
     (Execution Date)



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